As filed with the Securities and Exchange Commission on July 6, 2021

Registration No. 333-224703

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post-Effective Amendment No. 3

to

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

JRSIS HEALTH CARE CORPORATION.

(Exact name of Registrant as specified in its charter)

Florida	8099	46-4562047
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

No. 38 South Street, Hulan Town,

Hulan District, Harbin City,

Heilongjiang Province, China 150025

(Address, including zip code, and telephone number, including area code,

of Registrant’s principal executive offices)

United Corporate Services, Inc.

9200 South Dadeland Blvd., Suite 508

Miami, FL 33156

Office: (800) 899-8648

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

with a copy to:

Robert Brantl, Esq.

181 Dante Avenue

Tuckahoe, NY 10707-3042

Phone: 914-693-3026

Email: rbrantl21@gmail.com

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, please check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered		Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price	Amount of registration fee(5)
Common Stock, $.001 par value	2,166,600	(2)	$1.00	$2,166,600	-
Common Stock, $.001 par value	796,400	(3)	$0.5725	$455,939	-
Common Stock, $.001 par value	592,600	(4)	-	-	-
TOTAL	3,555,600		-	2,622,539	-

(1)	Estimated at time of initial filing solely for the purpose of calculating the registration fee pursuant to Rule 457(a) and (o) of the Securities Act.
(2)	Previously registered under this Registration Number 333-224703
(3)	Pursuant to Rule 429 under the Securities Act and as further described below under the heading “Statement Pursuant to Rule 429(b), 796,400 shares of common stock previously registered under the Registration Statement on Form S-1 (the “Prior Registration Statement”) filed by the Registrant on March 6, 2014 (File No. 333-194359), which, as amended, was declared effective on November 12, 2014, have not been sold by the selling shareholders described in the Prior Registration Statement, and are being included in the prospectus included herein.
(4)	On May 28, 2019 the Registrant issued a 20% stock dividend to the holders of record of its common stock. Pursuant to Rule 416(b), 592,600 shares of common stock that were issued as a stock dividend to the holders of the shares registered hereunder and under the Prior Registration Statement are included in the prospectus included herein.
(5)	Previously paid.

EXPLANATORY NOTE

This Post-Effective Amendment to the Registration Statement on Form S-1 (File No. 333-224703) of JRSIS Health Care Corporation is being filed pursuant to the undertakings in the Registration Statement to update and supplement the information contained in the Registration Statement, as previously declared effective by the SEC.

STATEMENT PURSUANT TO RULE 429(b)

The registrant is filing a single prospectus in this registration statement, pursuant to Rule 429 under the Securities Act, in order to satisfy the requirements of the Securities Act for this offering and for the offering of up to 1,589,000 shares of common stock registered in the Prior Registration Statement (File No. 333-194359) and the 317,800 shares of common stock issued on May 28, 2019 as a stock dividend to the holders of those 1,589,000 shares. The combined prospectus in this registration statement also constitutes a post-effective amendment to the Prior Registration Statement, which shall hereafter become effective concurrently with the effectiveness of this registration statement. A registration fee of $117.19 was paid in connection with the registration of the 1,589,000 shares in the Prior Registration Statement, and no shares were sold under the Prior Registration Statement. Accordingly, pursuant to Rule 457(p), the registrant has used that amount to offset the registration fee that would otherwise be due hereunder.

RESALE PROSPECTUS

JRSIS HEALTH CARE CORPORATION.

3,555,600 SHARES OF COMMON STOCK

We are registering 3,555,600 shares of our common stock for resale by the selling stockholders who are identified in this prospectus (the “Resale Offering”). The selling stockholders may sell these shares from time to time in the open market (at the prevailing market price) or in negotiated transactions. We will not receive any proceeds from the sale of shares by the selling stockholders.

Our common stock has been assigned the trading symbol “JRSS”, and is quoted on The OTCQX Market.

OUR BUSINESS IS SUBJECT TO MANY RISKS, AND AN INVESTMENT IN OUR COMMON STOCK WILL ALSO INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING “RISK FACTORS” ON PAGE 3 OF THIS PROSPECTUS BEFORE INVESTING IN OUR COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is July 6, 2021

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission. You should rely only on the information contained in this prospectus or in the documents incorporated into this prospectus by reference. We have not authorized anyone to provide you with information or to make any representation on behalf of JRSIS HEALTH CARE CORPORATION that is different from that contained in this prospectus and in the incorporated documents. You should not rely on any unauthorized information or representation.

This prospectus is an offer to sell only the securities offered by this prospectus under circumstances and in jurisdictions where it is lawful to do so.

The information in this prospectus is accurate only as of the date of this prospectus, regardless of the date of delivery of this prospectus or of any sales of these securities. Our business, financial condition, results of operations and prospects may have changed since the date of this prospectus.

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PROSPECTUS SUMMARY

This summary highlights certain information contained elsewhere in this prospectus and in the documents incorporated by reference. Before investing in our common stock, you should read the entire prospectus carefully, including our financial statements and related notes, and especially the risks described under “Risk Factors” beginning on page 3 and incorporated by reference from the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2020 that was filed with the SEC on April 15, 2021 and the quarterly report on Form 10-Q for the three months ended March 31, 2021 that was filed with the SEC on May 14, 2021.

All references to “we,” “us,” “our,”, “Company” or similar terms used in this prospectus refer to JRSIS HEALTH CARE CORPORATION.  Unless otherwise indicated, the term “fiscal year” refers to our fiscal year ending December 31. Unless otherwise indicated, the term “common stock” refers to shares of the Company’s common stock.

Overview

JRSIS Health Care Corporation (the “Company” or “JRSS”) was incorporated on November 20, 2013 under the laws of the State of Florida. In December 2013 JRSS acquired 100% of the equity in JRSIS Health Care Limited (“JHCL”), which is a Limited Liability Company registered in British Virgin Island (“BVI”) on February 25, 2013. JHCL owns 100% of the equity in Runteng Medical Group Co., Ltd (“Runteng”), a limited liability company registered in Hong Kong on September 17, 2012. Runteng owns 70% of the equity in Harbin Jiarun Hospital Co., Ltd (“Jiarun”), a for-profit hospital incorporated in Harbin City of Heilongjiang, China in February 2006. The remaining 30% of the equity in Jiarun is owned by Junsheng Zhang, who is the Chairman of the Board of JRSIS Health Care Corporation.

Jiarun is a private hospital serving patients on a municipal and county level and providing both Western and Chinese medical practices to the residents of Harbin. Jiarun also owns 100% of the equity in:

●	Harbin Jiarun Hospital Co., Ltd Nanjing Road Branch (“NRB Hospital”), a hospital branch of Jiarun, incorporated in Harbin City of Heilongjiang, China in October 2017. NRB hospital is a private hospital serving patients on a municipal and county level and providing both Western and Chinese medical practices to the residents of Harbin.

●	Harbin Jiarun Hospital Co., Ltd 2nd Branch (“2nd Branch Hospital”), a second hospital branch of Jiarun, incorporated in Harbin City of Heilongjiang, China in November 2017. 2nd Branch Hospital is a private hospital serving patients on a municipal and county level and providing both Western and Chinese medical practices to the residents of Harbin.

●	Harbin Jiarun Hospital Co., Ltd Harbin New District Branch (“3rd Branch Hospital”), a third hospital branch of Jiarun, incorporated in Harbin City of Heilongjiang, China in April 2021. 3rd Branch Hospital is a private hospital serving patients on a municipal and county level and providing both Western and Chinese medical practices to the residents of Harbin.

30% of the equity in Jiarun is held by Junsheng Zhang, and is therefore a non-controlling interest (“NCI”), accounted for pursuant to ASC 810-10-45, which states that the ownership interest in the subsidiary that is held by owners other than the parent is a non-controlling interest. According to the supplemental agreement signed between Junsheng Zhang and Runteng on June 1, 2013, the comprehensive income from Jiarun would be attributable to retained earnings and non-controlling interest for 70% and 30% respectively, from July 1, 2013.

The operation of our hospitals yields two classes of revenue: revenue from patient services (both in-patient and out-patient) and revenue from the sale of pharmaceuticals to our patients. Our revenues come from individuals as well as third-party payers, including PRC government programs and insurance providers, under which the hospital is paid based upon local government established charges.

Revenue from the sale of pharmaceuticals is recognized when it is both earned and realized. The Company’s policy is to recognize the sale of pharmaceuticals when the product has been conveyed to the patient and collection of the sales proceeds is reasonably assured. The Company’s policy is to recognize patient service revenue when the medical service has been provided to the patient and collection of the revenue is reasonably assured.

The address of our executive offices is No. 38 South Street, Hulan Town, Hulan District, Harbin City, Heilongjiang Province 150025, P.R. China. The telephone number there is 86-451-56888933. The URL for our website is www.jhcc.cn. The information on our website is not incorporated into this prospectus and is not part of this prospectus.

All of the shares covered by this prospectus are being offered for resale by the selling stockholders named in this prospectus. We will not receive any proceeds from the sale of the shares.

An investment in our common stock is speculative and involves substantial risks. You should read the “Risk Factors” section of this prospectus for a discussion of certain factors to consider carefully before deciding to invest in shares of our common stock.

Summary of the Offering

Shares of common stock offered by us:	None.

Shares of common stock offered by Selling Stockholder:	3,555,600 shares of our common stock.

Use of Proceeds:	We will not receive any proceeds from the sale of common stock offering by the selling stockholders covered by this prospectus.

Risk Factors:	An investment in our common stock is speculative and involves substantial risks. You should read the “Risk Factors” section of this prospectus for a discussion of certain factors to consider carefully before deciding to invest in shares of our common stock.

Plan of Distribution:	The shares of common stock covered by this prospectus may be sold by the selling stockholder in the manner described under “Plan of Distribution.”

Trading Symbol:	JRSS

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider all of the information in this prospectus and in the documents incorporated by reference before deciding to invest in our common stock. The risks summarized below and others are discussed more fully in the section titled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020. If any of the following risks actually occur, our business, financial condition, results of operations and prospects for growth could be seriously harmed. As a result, the trading price of our common stock could decline and you could lose all or part of your investment. The risks and uncertainties include, but are not limited to, the following:

●	The continuing virulence of the COVID-19 pandemic in Heilongjiang Province is interfering with our provision of elective medical treatment to patients, which is having an adverse effect on current revenue.

●	Our license to operate a hospital could be revoked if we fail to comply with PRC regulations applicable to medical services.

●	The profitability of our business depends in part upon the price controls that the PRC government imposes on medical services.

●	We do not maintain medical malpractice insurance.

●	As a foreign-owned enterprise, Jiarun, our operating entity, is subject to regulations of the PRC government that may restrict its business activities, and which may be changed from time to time.

●	We may face obstacles in converting Renminbi to U.S. Dollars, if in the future we wish to distribute earnings to our shareholders.

●	Increases in the exchange rate between the Renminbi and the U.S. Dollar would reduce the profitability of our operations when reported in U.S. Dollars in our SEC filings.

●	We do not expect to pay dividends to our shareholders during the foreseeable future.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated herein by reference contain forward-looking statements and information relating to our business that are based on our beliefs as well as assumptions made by us or based upon information currently available to us. These statements reflect our current views and assumptions with respect to future events and are subject to risks and uncertainties. Forward-looking statements are often identified by words like: “believe,” “expect,” “estimate,” “anticipate,” “intend,” “project” and similar expressions or words which, by their nature, refer to future events. In some cases, you can also identify forward-looking statements by terminology such as “may,” “will,” “should,” “plans,” “predicts,” “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section immediately above entitled Risk Factors, that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

These forward-looking statements speak only as of the date of this prospectus. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, or achievements. Except as required by applicable law, including the securities laws of the United States, we expressly disclaim any obligation or undertaking to disseminate any update or revisions of any of the forward-looking statements to reflect any change in our expectations with regard thereto or to conform these statements to actual results.

TAX CONSIDERATIONS

We are not providing any tax advice as to the acquisition, holding or disposition of the securities offered herein. Investors in our shares, particularly investors who are not residents of the U.S., are strongly encouraged to consult their own tax advisor to determine the U.S. federal, state and any applicable foreign tax consequences relating to their investment in our securities.

USE OF PROCEEDS

We will not receive any proceeds from the sales, if any, of the common stock covered by this prospectus. All net proceeds from the sale of the common stock covered by this prospectus will go to the selling stockholder. See “Selling Stockholder” and “Plan of Distribution” described below.

MARKET FOR OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Our shares of common stock are currently listed for trading on the OTCQX. On January 28, 2019, OTC Markets announced JRSIS Health Care Corporation’s common stock would commence trading on the OTCQX under the symbol “JRSS”; our shares were approved for DWAC on June 5, 2019. Previously, JRSIS Health Care Corporation’s common stock was listed for trading on the OTCQB under the symbol “JRSS,” and our shares became DTC Eligible on December 21, 2015. The offering price of the securities offered by the Selling Stockholders will be determined by the prevailing market price for the common shares at the time of sale or by the price determined in negotiated transactions.

Holders of Securities

As of July 5, 2021, we had 133 holders of record of our common stock, and there are 18,246,331 shares of common stock, par value $0.001 outstanding.

Common Stock Purchase Warrants

During 2019 the Company issued to Auctus Fund LLC warrants to purchase 21,000 shares of common stock for $6.00 per share. Due to the reset provisions in the warrants agreement, Auctus Fund LLC is now entitled to purchase 210,000 shares for $0.60 per share or may purchase a lesser number of shares at that price using cashless exercise condition based on the contemporaneous market price of our common stock.

Dividends

On April 26, 2019, the Board of Directors declared a one-time 20% stock dividend for shareholders of record as of May 13, 2019. Each shareholder received 20 shares of stock for every 100 shares owned. The stock dividends were issued on May 28, 2019.

DIVIDEND POLICY

We have not declared or paid any cash dividends on our common stock since our inception, and our board of directors currently intends to retain all earnings for use in the business for the foreseeable future. Any future payment of dividends will depend upon our results of operations, financial condition, cash requirements and other factors deemed relevant by our board of directors. There are currently no restrictions that limit our ability to declare cash dividends on its common stock and we do not believe that there are any that are likely to do so in the future.

PLAN OF DISTRIBUTION

We are registering 3,555,600 shares of common stock for resale by the selling stockholders from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

The selling stockholders may sell all or a portion of the shares of common stock held by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters, broker-dealers or agents, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The selling security holders will offer and sell our common stock at prevailing market prices or in negotiated transactions. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

●	On any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	In the over-the-counter market;

●	In transactions otherwise than on these exchanges or systems or in the over-the-counter market;

●	Through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;

●	Ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	Block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	Purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	An exchange distribution in accordance with the rules of the applicable exchange;

●	Privately negotiated transactions;

●	Short sales made after the date the Registration Statement is declared effective by the Commission;

●	Broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share;

●	A combination of any such methods of sale; and

●	Any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares of common stock under Rule 144 promulgated under the Securities Act, if available, rather than under this prospectus. In addition, the selling stockholders may transfer the shares of common stock by other means not described in this prospectus. If the selling stockholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

The selling stockholders may pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer, donate and pledge the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

To the extent required by the Securities Act, the selling stockholders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will pay all expenses of the resale registration of the shares of common stock, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, a selling stockholder will pay all underwriting discounts and selling commissions, if any.

Once sold under the resale registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

SELLING STOCKHOLDERS

This prospectus covers offers and sales of up to 3,555,600 shares of our common stock which may be offered from time to time by the selling stockholders identified in this prospectus.

The table below identifies each selling stockholder and shows the number of shares of common stock beneficially owned by the selling stockholder before and after this offering, and the numbers of shares offered for resale by the selling stockholder. Our registration of these shares does not necessarily mean that each such selling stockholder will sell all or any of its shares of common stock. However, in preparing the table, we assumed that all shares covered by this prospectus will be sold by each such selling stockholder and that no additional shares of common stock will be bought or sold by the selling stockholder. No estimate can be given as to the number of shares that will be held by each such selling stockholder after completion of this offering because each such selling stockholder may offer some or all of the shares. To our knowledge, there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares.

The following table sets forth the name of each selling stockholder, and, if applicable, the nature of any position, office, or other material relationship which the selling stockholder has had, within the past three years, with us or with any of our predecessors or affiliates, the amount of shares of our common stock beneficially owned by such stockholder before the offering, the amount being offered for the stockholder’s account, and the amount to be owned by such stockholder after completion of the offering.

Name of Selling Stockholder and Position, Office or Material Relationship with JRSIS HEALTH CARE CORPORATION	Common Shares owned by the Selling Stockholder	Percent beneficially owned before Offering	Total Shares to be Registered Pursuant to this Offering	Number of Shares Owned by Selling Stockholder After Offering and Percent of Total Issued and Outstanding)
				# of Shares	% of Class
Xuemei Bao	7,200	<1.0%	7,200	-	-
Feng Cao (1)	12,000	<1.0%	12,000	-	-
Lijie Chen	24,000	<1.0%	24,000	-	-
Shuwei Chen	6,000	<1.0%	6,000	-	-
Xiaowei Chen	31,200	<1.0%	31,200	-	-
Xingwei Chen	24,000	<1.0%	24,000	-	-
Xiuyun Chen (1)	7,200	<1.0%	7,200	-	-
Yanjun Chen	24,000	<1.0%	24,000	-	-
Zhongjie Chen (1)	2,400	<1.0%	2,400	-	-
Fangwei Ding	16,800	<1.0%	16,800	-	-
Fangfang Dong (2)	4,800	<1.0%	4,800	-	-
Caihong Feng	4,800	<1.0%	4,800	-	-
Zhennan Gao (1)	4,800	<1.0%	4,800	-	-
Youli Guan	24,000	<1.0%	24,000	-	-
Yongfeng Guo	300,000	1.7%	300,000	-	-
Gang Han	60,000	<1.0%	60,000	-	-
Fengxia He	2,400	<1.0%	2,400	-	-
Yanru Hou	72,000	<1.0%	72,000	-	-
Pinggao Hu	36,000	<1.0%	36,000	-	-
Zhiyuan Hua (1)	36,000	<1.0%	36,000	-	-
Congmin Huo	60,000	<1.0%	60,000	-	-
Jianjun Jia	48,000	<1.0%	48,000	-	-
Yaohua Jiang	84,000	<1.0%	84,000	-	-
Yigang Jiang	4,800	<1.0%	4,800	-	-
Zhenyuan Jin	48,000	<1.0%	48,000	-	-
Kai Kang	12,000	<1.0%	12,000	-	-
Qiyong Lan	138,000	<1.0%	138,000	-	-
Liqing Li	16,800	<1.0%	16,800	-	-
Na Li	2,400	<1.0%	2,400	-	-
Shuangquan Li	72,000	<1.0%	72,000	-	-
Weinan Li (1)	2,400	<1.0%	2,400	-	-
Xingming Li (2)	2,400	<1.0%	2,400	-	-
Zhaojun Li (1)	12,000	<1.0%	12,000	-	-
Bing Liang	24,000	<1.0%	24,000	-	-
Jie Liu (1)	7,200	<1.0%	7,200	-	-
Yuhuan Liu	48,000	<1.0%	48,000	-	-
Liqi Lu	48,000	<1.0%	48,000	-	-
Gang Luo	38,400	<1.0%	38,400	-	-
Hang Ma (1)	2,400	<1.0%	2,400	-	-
Shanchuan Ma	24,000	<1.0%	24,000	-	-
Wenjuan Ma (1)	36,000	<1.0%	36,000	-	-
Xiying Ma	3,600	<1.0%	3,600	-	-
Yongqin Niu	48,000	<1.0%	48,000	-	-
Minghui Ouyang (2)	4,800	<1.0%	4,800	-	-
Sujuan Peng	302,400	1.7%	302,400	-	-
Yong Qi	4,800	<1.0%	4,800	-	-
Jianghua Ren	24,000	<1.0%	24,000	-	-
Lihua Ren	36,000	<1.0%	36,000	-	-
Lijie Ren	60,000	<1.0%	60,000	-	-
Jianbo Sha	9,600	<1.0%	9,600	-	-
Guoping Song	24,000	<1.0%	24,000	-	-
Xiaohong Su(1)	60,000	<1.0%	60,000	-	-
Jingyi Sun	4,800	<1.0%	4,800	-	-

Hengfu Tang	48,000	<1.0%	48,000	-	-
Ying Tang	2,400	<1.0%	2,400	-	-
Fanji Wang	24,000	<1.0%	24,000	-	-
Guifeng Wang (1)	4,800	<1.0%	4,800	-	-
Guozhi Wang	2,400	<1.0%	2,400	-	-
Li Wang (1)	14,400	<1.0%	14,400	-	-
Lihua Wang	24,000	<1.0%	24,000	-	-
Qin Wang	24,000	<1.0%	24,000	-	-
Yinglin Wang	24,000	<1.0%	24,000	-	-
Zhongqiang Wang	24,000	<1.0%	24,000	-	-
Zi Wang	36,000	<1.0%	36,000	-	-
Chunjuan Wu	4,800	<1.0%	4,800	-	-
Daiying Wu	4,800	<1.0%	4,800	-	-
Dongmei Wu (1)	2,400	<1.0%	2,400	-	-
Wenlei Wu	24,000	<1.0%	24,000	-	-
Lanfang Xin (1)	12,000	<1.0%	12,000	-	-
Lihong Xing	24,000	<1.0%	24,000	-	-
Yanhua Xing	705,600	3.9%	705,600	-	-
Haiyan Xu (1)	2,400	<1.0%	2,400	-	-
Dan Yang	4,800	<1.0%	4,800	-	-
Hailu Yang	60,000	<1.0%	60,000	-	-
Jie Yang	4,800	<1.0%	4,800	-	-
Jisheng Yang	4,800	<1.0%	4,800	-	-
Zhongshan Yang	48,000	<1.0%	48,000	-	-
Hu Yangmei	12,000	<1.0%	12,000	-	-
Xing Yanhui (3)	2,400	<1.0%	2,400	-	-
Chuanwei Yin	24,000	<1.0%	24,000	-	-
Shuyu Yin	24,000	<1.0%	24,000	-	-
Xiaoxu Yin (1)	12,000	<1.0%	12,000	-	-
Jing Yu (2)	4,800	<1.0%	4,800	-	-
Zezeng Yu	2,400	<1.0%	2,400	-	-
Wu Yuben	12,000	<1.0%	12,000	-	-
Wu Yueqi	16,800	<1.0%	16,800	-	-
Zeng Hongying	2,400	<1.0%	2,400	-	-
Haoyuan Zhang	7,200	<1.0%	7,200	-	-
Hongxu Zhang (1)	9,600	<1.0%	9,600	-	-
Renjie Zhang	24,000	<1.0%	24,000	-	-
Shuyu Zhang	24,000	<1.0%	24,000	-	-
Xueyun Zhang (2)	24,000	<1.0%	24,000	-	-
Chuanhui Zhao	48,000	<1.0%	48,000	-	-
Liru Zhao	4,800	<1.0%	4,800	-	-
Qin Zhao	24,000	<1.0%	24,000	-	-
Xifeng Zhao	12,000	<1.0%	12,000	-	-
Yinghong Zhao (2)	2,400	<1.0%	2,400	-	-
Ming Zheng	24,000	<1.0%	24,000	-	-
Shujuan Zhong	12,000	<1.0%	12,000	-	-
Jiguang Zhou	24,000	<1.0%	24,000	-	-
Kerong Zhu	12,000	<1.0%	12,000	-	-
Lijuan Zhu	24,000	<1.0%	24,000	-	-
Zhenghong Zhu	12,000	<1.0%	12,000	-	-
Jie Zou	12,000	<1.0%	12,000	-	-
Total	3,555,600		3,555,600	-	-

Except as set forth below, the selling stockholder has not held any position or office with us or any of our affiliates, nor has had any other material relationship (other than as a purchaser of securities) with us or any of our affiliates or predecessors within the past three years. Furthermore, none of the selling stockholders are a registered broker-dealer or an affiliate of a registered broker-dealer.

Material relationships between JRSIS Health Care Corporation and the selling security holder:

(1)	Feng Cao, Xiuyun Chen, Zhongjie Chen, Zhennan Gao, Zhiyuan Hua, Weinan Li, Zhaojun Li, Jie Liu, Hang Ma, Wenjuan Ma, Xiaohong Su, Guifeng Wang, Li Wang, Dongmei Wu, Lanfang Xin, Haiyan Xu, Xiaoxu Yin and Hongxu Zhang are employees of Jiarun,

(2)	Fangfang Dong, Xingming Li, Minghui Ouyang, Jing Yu, Xueyun Zhang and Yinghong Zhao were employees of Jiarun. They all left before the date of this Registration Statement.

(3)	Xing Yanhui is a member of the Company’s Board of Directors.

DESCRIPTION OF CAPITAL STOCK

Common Stock

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.001 per share.

The holders of our common stock:

●	Have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our Board of Directors;

●	Are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

●	Do not have pre-emptive, subscription or conversion rights and there is no redemption or sinking fund provisions or rights; and

●	Are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

The shares of common stock are not subject to any future call or assessment and all have equal voting rights. There are no special rights or restrictions of any nature attached to any of the common shares and they all rank at equal rate or “pari passu,” each with the other, as to all benefits, which might accrue to the holders of the common shares. All registered stockholders are entitled to receive a notice of any general annual meeting to be convened by our Board of Directors.

At any general meeting, subject to the restrictions on joint registered owners of common shares, on a showing of hands every stockholder who is present in person and entitled to vote has one vote, and on a poll every stockholder has one vote for each shares of common stock of which he is the registered owner and may exercise such vote either in person or by proxy. A simple majority vote by our shareholders is required to take action. To the knowledge of our management, at the date hereof, our officers and directors are the only persons to exercise control, directly or indirectly, over more than 10% of our outstanding common shares. See “Security Ownership of Certain Beneficial Owners and Management.”

We refer you to our Articles of Incorporation and Bylaws, copies of which were filed with the registration statement of which this prospectus is a part, and to the applicable statutes of the State of Florida for a more complete description of the rights and liabilities of holders of our securities.

As of July 5, 2021, there were 18,246,331 shares of our common stock issued and outstanding held by 133 shareholders.

Preferred Stock

We do not have any preferred stock authorized, issued or outstanding.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

Cash Dividends

The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, into our business.

Anti-Takeover Effects of Provisions of the Articles of Incorporation and Bylaws

Neither the Company’s Articles of Incorporation nor its Amended and Restated Bylaws contains any provision that would have the effect of delaying, deferring or preventing a change in control of the Company and that would operate only with respect to an extraordinary corporate transaction involving the Company or any of its subsidiaries, such as a merger, reorganization, tender offer, sale or transfer of substantially all of its assets, or liquidation.

Transfer Agent

Our stock transfer agent for our securities is VStock Transfer, LLC, 77 Spruce Street, Suite 201Cedarhurst, NY 11516. Their telephone number is (212) 828-8436.

EXPERTS

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the Company, nor was any such person connected with the Company as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

Our financial statements for the years ended December 31, 2020 and 2019, included in this prospectus, have been audited by Centurion ZD CPA & Co., as set forth in their report, which is incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

The validity of the issuance of 2,963,000 shares of common stock offered for resale in this prospectus has been passed upon by Eilers Law Group P.A. of Miami Beach, Florida.

The validity of the issuance of 592,600 shares of common stock issued in May 2019 as a dividend on the 2,963,000 shares referenced above and offered for resale in this prospectus has been passed upon by Robert Brantl, Esq. of Tuckahoe, New York.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors, officers or persons controlling us, we have been advised that it is the Securities and Exchange Commission’s opinion that such indemnification is against public policy as expressed in such act and is, therefore, unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

In accordance with the Securities Act of 1933, we are filing with the SEC a registration statement on Form S-1, of which this prospectus is a part, covering the securities being offering by this prospectus. As permitted by the rules of the SEC, this prospectus omits certain information, exhibits, schedules and undertakings set forth in the registration statement. For further information regarding both our Company and the securities in this offering, we refer you to the registration statement, including all exhibits and schedules.

You may read and copy the registration statement, as well as the Company’s reports, proxy statements and other information, at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The SEC’s Internet site can be found at http://www.sec.gov. The Company maintains a website at https://www.jhcc.cn/News.aspx. You may access its annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and other reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at the Company website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows the Company to “incorporate by reference” the information it has filed with the SEC, which means that the Company can disclose important information to you by referring you to those documents. The information that the Company incorporates by reference is an important part of this prospectus, and information that it files later with the SEC will automatically update and supersede this information. The documents the Company is incorporating by reference are:

●	The Company’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on April 15, 2021;

●	The Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021 filed with the SEC on May 14, 2021;

●	The Company’s Current Reports on Form 8-K filed with the SEC on March 22, 2021, April 19, 2021 and April 27, 2021; and

●	The description of the Company’s common stock contained in our Registration Statement on Form 8-A12G filed with the SEC on December 18, 2018.

All documents the Company subsequently files with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except as to any portion of any report or documents that is not deemed filed under such provisions, (1) on or after the date of filing of the registration statement containing this prospectus and prior to the effectiveness of the registration statement and (2) on or after the date of this prospectus until the earlier of the date on which all of the securities registered hereunder have been sold or the registration statement of which this prospectus is a part has been withdrawn, shall be deemed incorporated by reference in this prospectus and to be a part of this prospectus from the date of filing of those documents and will be automatically updated and, to the extent described above, supersede information contained or incorporated by reference in this prospectus and previously filed documents that are incorporated by reference in this prospectus.

Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC pursuant to Item 2.02, 7.01 or 9.01 of Form 8-K.

Upon written or oral request, we will provide without charge to each person to whom a copy of the prospectus is delivered a copy of the documents incorporated by reference herein (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference herein). You may request a copy of these filings, at no cost, by telephoning Yanhui Xing at the following telephone: 86-139-2529-1397 or by email to 2860264901@qq.com. We maintain a website at https://www.jhcc.cn/News.aspx. You may access our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and other reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.

Material Changes

There have been no material changes to the Company’s affairs that have occurred since December 31, 2020 that have not been described in a Form 10-Q or Form 8-K filed under the Exchange Act.

* * * * *

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Other Expenses of Issuance and Distribution

The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the registrant.

Name of Expense	Amount
Securities and Exchange Commission registration fee	$423.37
Transfer Agent Fees (1)	$3,000.00
Legal, accounting fees and expenses (1)	$13,000.00
Edgar filing, printing and engraving fees (1)	$2,000.00
Total (1)	$18,423.37

(1)	Estimated.

Indemnification of Directors and Officers

Section 607.0850 of the Florida Business Corporation Act authorizes a corporation to provide indemnification to a director, officer, employee or agent of the corporation against expenses reasonably incurred in connection with a proceeding to which he or she is a party by reason of the fact that he or she was or is a director, officer, employee or agent of the corporation, if such party acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that with respect to any action which results in a judgment against the person and in favor of the corporation or with respect to an action in which it is determined that the person derived an improper personal benefit, the corporation may not indemnify unless a court determines that the person is fairly and reasonably entitled to the indemnification. Section 607.0850 of the Florida Business Corporation Act further provides that indemnification shall be provided if the party in question is successful on the merits.

The Bylaws of JRSIS Health Care Corporation provide that the Company shall indemnify each person (including the heirs, executors, administrators, or estate of such person) who is or was a director or officer of the Company to the fullest extent permitted or authorized by the Florida Business Corporation Act against all fines, liabilities, costs and expenses, including attorneys, fees, arising out of his or her status as a director, officer, agent, employee or representative of the Company.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and control persons pursuant to the foregoing provisions or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, and is, therefore, unenforceable.

Recent Sales of Unregistered Securities

The following sets forth information regarding all unregistered sales by the Company of our securities since August 01, 2016:

During the period from October 1, 2017 to April 17, 2018 the Company sold 1,060,000 shares of common stock to a total of 44 investors for a price of $1.00 per share. The sales were exempt from registration pursuant to Regulation S.

On June 12, 2019 the Company sold a $282,000 convertible promissory note and a common stock purchase warrant to Labrys Fund, LP for a purchase price of $253,800 in cash. The sale of the securities was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as not involving a public offering. There was no underwriter involved in the transaction.

On August 14, 2019 the Company sold a $192,500 convertible promissory note to Harbor Gates Capital, LLC for a purchase price of $175,000 in cash. The sale of the securities was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as not involving a public offering. There was no underwriter involved in the transaction.

In August 2019 the Company sold a $250,000 convertible promissory note and a common stock purchase warrant to Auctus Fund, LLC for a purchase price of $225,000 in cash. The sale of the securities was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as not involving a public offering. There was no underwriter involved in the transaction.

In January 2020, the Company issued 38,332 shares to Labrys Fund, LP in full satisfaction of the common stock purchase warrant that the Company had sold to Labrys Fund, LP during 2019, The sale of the securities was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as not involving a public offering. There was no underwriter involved in the transaction.

On February 27, 2020, Auctus Fund, LLC converted into 2,000 shares of the Company’s common stock with $2,400 in accrued interest and fees arising under the Promissory Note it had purchased from the Company in July 2019.

On August 4, 2020, the Company issued 40,000 shares to StockVest for advertising, promotional and marketing services. On October 27, 2020, the Company issued 40,000 shares to StockVest for advertising, promotional and marketing services. The sales of the securities were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as not involving a public offering. There was no underwriter involved in the transaction.

On November 5, 2020, the Company issued 150,000 shares to Auctus Fund, LLC for services. The sale of the securities was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as not involving a public offering. There was no underwriter involved in the transaction.

Exhibits and Financial Statement Schedules

(a) Exhibits:

The following exhibits is filed as part of this registration statement:

Exhibit Number	Description

3.1	Articles of Incorporation - filed as Exhibit 3.1 to the Registration Statement on Form S-1 filed on March 6, 2014

3.2	Amended and Restated Bylaws - filed as an exhibit to the Current Report on Form 8-K filed on September 6, 2018

3.3	Certificate of Incumbency dated January 22, 2014 - filed as Exhibit 3.6 to Amendment #4 to the Registration Statement on Form S-1 filed on August 5, 2014

5.1	Opinion of Eilers Law Group P.A. filed as Exhibit 5.1 to Post-Effective Amendment #5 to the Registration Statement on Form S-1 filed on July 30, 2018

5.2	Opinion of Eilers Law Group P.A. filed as Exhibit 5.1 to Amendment #1 to the Registration Statement on Form S-1 filed on May 21, 2018

5.3	Opinion of Robert Brantl, Esq. - filed as Exhibit 5.3 to Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 filed on September 26, 2019

10.1	Finance Leasing Contract - filed as Exhibit 10.2 to the Registration Statement on Form S-1 filed on March 6, 2014

10.2	Agreement on Modification to Contract and Articles of Association - filed as Exhibit 10.5 to Amendment #4 to the Registration Statement on Form S-1 filed on August 5, 2014

10.3	Supplementary Description Terms for the Articles of Harbin Jiarun Hospital Co., Ltd. - filed as Exhibit 10.6 to Amendment #5 to the Registration Statement on Form S-1 filed on September 23, 2014

10.5	Rent Exemption Agreement - filed as Exhibit 10.7 to Amendment #6 to the Registration Statement on Form S-1 filed on October 15, 2014

10.6	The Shareholder Investment Confirmation Letter - filed as Exhibit 10.8 to Amendment #7 to the Registration Statement on Form S-1 filed on October 30, 2014

21	Subsidiaries of the Company - filed as Exhibit 21 to the Annual Report on Form 10-K for the year ended December 31, 2020 filed on April 15, 2021.

23.1	Consent of Independent Registered Public Accounting Firm - filed herewith

Undertakings

The undersigned Registrant hereby undertakes:

That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the Offering of such securities at that time shall be deemed to be the initial bona fide Offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the Offering.

That for the purpose of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fides offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions described above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement, as amended, to be signed on its behalf by the undersigned, thereunto duly authorized, in Harbin City, Heilongjiang Province, People's Republic of China on July 6, 2021.

JRSIS HEALTH CARE CORPORATION.

By:	/s/ Lihua Sun
Name: Lihua Sun
Title: Chief Executive Officer and Director

By:	/s/ Xuewei Zhang
Name: Xuewei Zhang
Title: Chief Financial Officer,
Principal Accounting
Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement, as amended, has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Junsheng Zhang	President, Chairman of the Board and Director	July 6, 2021
Junsheng Zhang

/s/ Lihua Sun	Chief Executive Officer and Director	July 6, 2021
Lihua Sun

/s/ Xuewei Zhang	Chief Financial and Accounting Officer and Director	July 6, 2021
Xuewei Zhang

/s/ Yanhui Xing	Director	July 6, 2021
Yanhui Xing

/s/ Yanming Zhang	Director	July 6, 2021
Yanming Zhang

/s/ Dianjun Mu	Director	July 6, 2021
Dianjun Mu